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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES


Name                                                      State of Organization
----                                                      ---------------------
AdvancePCS, L.P.                                                 Delaware
AdvancePCS Research, L.L.C.                                      Delaware
AdvanceRx.com, L.P.                                              Delaware
ADVP Consolidation, L.L.C.                                       Delaware
ADVP Management, L.P.                                            Delaware
Ambulatory Care Review Services, Inc.                            Ohio
Baumel-Eisner Neuromedical Institute, Inc.                       Florida
FFI Rx Managed Care, Inc.                                        Florida
First Florida International Holdings, Inc.                       Florida
HMN Health Services, Inc.                                        Ohio
PCS Health Systems, Inc.                                         Delaware
PCS Holding Corporation                                          Delaware
PCS Mail Services, Inc.                                          Arizona
PCS Mail Services of Birmingham, Inc.                            Alabama
PCS Mail Services of Ft. Worth, Inc.                             Delaware
PCS Mail Services of Scottsdale, Inc.                            Arizona
PCS Services, Inc.                                               Delaware